As filed with the Securities and Exchange Commission on

                                  June 2, 1997

                               File No. 811-07603


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 3 |X|


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                  P.O. Box 501
                            George Town, Grand Cayman
                              Cayman Island, B.W.I.
                     ---------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (809) 949-2001

                                 Richard S. Wood
                           Standish, Ayer & Wood, Inc.
                              One Financial Center
                           Boston, Massachusetts 02109
                  --------------------------------------------
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTES


         This Amendment No. 3 to the Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-15 thereunder. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

         This Amendment relates to the Standish Diversified Income Portfolio only and does not affect the registration of any other series of the Registrant.

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                      STANDISH DIVERSIFIED INCOME PORTFOLIO

                                     PART A

                                  June 2, 1997


THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE
SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN
STANDISH DIVERSIFIED INCOME PORTFOLIO.

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

                  Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Standish Diversified Income Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

         Investment Objective. The Portfolio's investment objective is to maximize total return, consisting primarily of a high level of income. The Portfolio seeks to achieve its objective by investing in the following three market sectors: U.S. domestic, high yield, and international and emerging markets.

         Securities. Under normal market conditions, the Portfolio invests at least 80% of its net assets in income producing securities. The Portfolio may invest in all types of income producing securities, including bonds, notes (including structured or hybrid notes), mortgage-backed securities, asset-backed securities, shares of real estate investment trusts ("REITs"), convertible securities, Eurodollar and Yankee Dollar

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instruments,   preferred  stocks   (including   convertible   preferred  stock),
tax-exempt securities, warrants and commercial paper and other money market instruments. These income producing securities may be issued by U.S. and foreign corporations or entities, U.S. and foreign banks, the U.S. Government, its agencies, authorities, instrumentalities or sponsored enterprises, and foreign governments and their political subdivisions. The Portfolio may also invest up to 10% of its total assets in common stocks.

         The Portfolio may purchase securities that pay income on a fixed, variable, floating, inverse floating, contingent, in-kind or deferred basis. The Portfolio may enter into repurchase agreements and forward dollar roll transactions, purchase securities on a when-issued or delayed delivery basis and engage in short sales.

         Country Selection. Although there is no limit on the number of countries in which issuers of the Portfolio's investments are located, the Portfolio intends to invest in no fewer than three different countries, including the United States. The Portfolio limits its investments in securities of issuers located in any one developed country (excluding the U.S.) to 15% of its total assets and limits its investments in securities of issuers located in any one emerging market country to 7% of its total assets.

         Under normal market conditions, at least 80% of the Portfolio's total assets, adjusted to reflect the Portfolio's net currency exposure after giving effect to currency transactions and positions, are denominated in or hedged (including cross-hedged) to the U.S. dollar. It is expected that the Portfolio will employ currency management techniques to seek to manage its foreign currency exposure within this limit. These techniques include options, futures, options on futures, forward foreign currency exchange contracts and currency swaps.

         The Portfolio's investments in securities of foreign and emerging market issuers entail certain risks not customarily associated with investing in securities of U.S. issuers. In particular, the securities markets in emerging markets are less liquid, subject to greater price volatility, have smaller market capitalizations, have less governmental regulations and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. See "Description of Securities and Related Risks" herein for a further description of the risks associated with the Portfolio's investments.

         Credit Quality. The Portfolio invests primarily in income producing securities. The Portfolio's average dollar-weighted credit quality is expected to be Ba according to Moody's Investors Service, Inc. ("Moody's") or BB according to Standard & Poor's Ratings Group ("Standard & Poor's"), Duff & Phelps, Inc. ("Duff"), Fitch Investors Service, Inc. ("Fitch") or IBCA, Ltd. ("IBCA"). Up to 65% of the Portfolio's total assets may be invested in securities rated, at the time of investment, below investment grade. Although the Portfolio does not generally invest in securities that are in

                                       A-2

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default,  it may from  time to time so  invest  up to 10% of its  total  assets, including in defaulted bank loans. Standish International Management Company, L.P. ("SIMCO" or the "Adviser") attempts to select for the Portfolio those non-investment grade fixed income securities that have the potential for upgrade.

         Non-investment grade securities are securities rated Ba or below by Moody's or BB or below by Standard and Poor's, Duff, Fitch or IBCA, or, if unrated, determined by SIMCO to be of comparable credit quality. Non-investment grade securities, commonly referred to as "junk bonds," are considered speculative by the rating agencies and generally carry a higher degree of risk (greater price volatility and greater risk of loss of principal and interest) than higher rated securities. If a security is rated differently by two or more rating agencies, SIMCO uses the highest rating to compute the Portfolio's credit quality and also to determine its rating category. In determining whether unrated securities are of equivalent credit quality, SIMCO may take into account, but will not rely entirely on, ratings assigned by foreign rating agencies. If a security held by the Portfolio is downgraded, SIMCO will determine whether to retain that security in the Portfolio's portfolio.

         Maturity. Under normal market conditions, the Portfolio's average dollar-weighted effective portfolio maturity will vary from five to thirteen years.

                            DESCRIPTION OF SECURITIES
                                AND RELATED RISKS

General Risks

         The Portfolio may invest in fixed income securities and is subject to risks associated with investments in such securities. These risks include interest rate risk, default risk and call and extension risk. The Portfolio is also subject to the risks associated with direct investments in foreign securities.

         Interest Rate Risk. When interest rates decline, the market value of fixed income securities tends to increase. Conversely, when interest rates increase, the market value of fixed income securities tends to decline. The volatility of a security's market value will differ depending upon the security's duration, the issuer and the type of instrument.

         Default Risk/Credit Risk. Investments in fixed income securities are subject to the risk that the issuer of the security could default on its obligations causing the Portfolio to sustain losses on such investments. A default could impact both interest and principal payments.

         Call Risk and Extension Risk. Fixed income securities may be subject to both call risk and extension risk. Call risk exists when the issuer may exercise a right to

                                       A-3

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pay principal on an  obligation  earlier than  scheduled  which would cause cash flows to be returned earlier than expected. This typically results when interest rates have declined and the Portfolio will suffer from having to reinvest in lower yielding securities. Extension risk exists when the issuer may exercise a right to pay principal on an obligation later than scheduled which would cause cash flows to be returned later than expected. This typically results when interest rates have increased and the Portfolio will suffer from the inability to invest in higher yield securities.

Securities and Specific Risks

         The following sections include descriptions of specific risks that are associated with the Portfolio's purchase of a particular type of security or the utilization of a specific investment technique.

         Investing in Non-Investment Grade Fixed Income Securities. Non-investment grade fixed income securities are considered predominantly speculative by traditional investment standards. In some cases, these securities may be highly speculative and have poor prospects for reaching investment grade standing. Non-investment grade fixed income securities and unrated securities of comparable credit quality are subject to the increased risk of an issuer's inability to meet principal and interest obligations. These securities, also referred to as high yield securities, may be subject to greater price volatility due to such factors as specific corporate developments, interest rate sensitivity, negative perceptions of the high yield markets generally and less secondary market liquidity.

         Non-investment grade fixed income securities are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions.

         The market value of below-investment grade fixed income securities tends to reflect individual corporate developments to a greater extent than that of higher rated securities which react primarily to fluctuations in the general level of interest rates. As a result, the Portfolio's ability to achieve its investment objective may depend to a greater extent on SIMCO's judgment concerning the creditworthiness of issuers than funds which invest in higher-rated securities. Issuers of non-investment grade fixed income securities may not be able to make use of more traditional methods of financing and their ability to service debt obligations may be more adversely affected than issuers of higher rated securities by economic downturns, specific corporate developments or the issuer's inability to meet specific projected business forecasts. Negative publicity about the high yield market and investor perceptions regarding

                                       A-4

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lower  rated  securities,  whether  or not based on  fundamental  analysis,  may depress the prices for such securities.

         A holder's risk of loss from default is significantly greater for non-investment grade fixed income securities than is the case for holders of other debt securities because non-investment grade securities are generally unsecured and are often subordinated to the rights of other creditors of the issuers of such securities.

         Investment by the Portfolio in defaulted securities poses additional risk of loss should nonpayment of principal and interest continue in respect of such securities. Even if such securities are held to maturity, recovery by the Portfolio of its initial investment and any anticipated income or appreciation is uncertain. The secondary market for non-investment grade fixed income securities is dominated by institutional investors, including mutual funds, insurance companies and other financial institutions. Accordingly, the secondary market for such securities is not as liquid as, and is more volatile than, the secondary market for higher rated securities. In addition, market trading volume for high yield fixed income securities is generally lower and the secondary market for such securities could contract under adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. These factors may have an adverse effect on the market price and the Portfolio's ability to dispose of particular portfolio investments. A less liquid secondary market also may make it more difficult for the Portfolio to obtain precise valuations of the high yield securities in its portfolio. Changes in federal and state laws and industry initiatives could adversely affect the secondary market for non-investment grade fixed income securities and the financial condition of issuers of these securities.

         Non-investment grade fixed income securities also present risks based on payment expectations. Such securities frequently contain call or redemption features which permit the issuer to call or repurchase the security from its holder. If an issuer exercises such a "call option" and redeems the security, the Portfolio may have to replace the security with a lower yielding security, resulting in a decreased return for investors. Similarly, if the Portfolio experiences unexpected net withdrawals, it may be forced to sell its higher rated more liquid securities, resulting in a decline in the overall credit quality of the Portfolio and increasing the exposure of the Portfolio to the risks of non-investment grade fixed income securities.

         Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of non-investment grade securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Investments in non-investment grade and comparable unrated obligations will be

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more  dependent  on  SIMCO's  credit  analysis  than  would  be  the  case  with investments in investment grade debt obligations.

         Investing in Foreign Securities. Investing in the securities of foreign issuers involves risks that are not typically associated with investing in U.S. dollar-denominated securities of domestic issuers. Investments in foreign issuers may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (i.e., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the exchange rate for the currency in which the Portfolio receives interest payments declines against the U.S. dollar before such income is distributed as dividends to interestholders, the Portfolio may have to sell portfolio securities to obtain sufficient cash to enable interestholders that are regulated investment companies to pay such dividends to their shareholders. Commissions may be higher and spreads may be greater on transactions in foreign securities than those for similar transactions in domestic markets. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the U.S.

         Most foreign securities markets may have substantially less trading volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains), limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

         Investing in Emerging Markets. Although the Portfolio invests primarily in securities of established issuers based in developed foreign countries, it will also invest in securities of issuers in emerging market countries, including issuers in Asia, Eastern Europe, Latin and South America and Africa. The Portfolio may also invest in currencies of such countries and may purchase certain options traded on the securities and over-the-counter markets of such countries. Investments in securities of issuers in emerging market countries may involve a high degree of risk and many

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may be  considered  speculative.  These  investments  carry  all of the risks of investing in securities of foreign issuers to a heightened degree. These heightened risks include (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability;
(ii) the imposition of limits on daily price changes which, combined with the small current size of the markets for securities of emerging market issuers and the currently low or nonexistent volume of trading, can result in decreased liquidity and in increased price volatility; (iii) certain national policies
which  may  restrict  the   Portfolio's   investment   opportunities   including
limitations on aggregate holdings by foreign investors and restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.

         Currency Risks. The U.S. dollar value of foreign securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of these currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Portfolio's assets quoted in those currencies. However, under normal market conditions, at least 80% of the Portfolio's total assets, adjusted to reflect the Portfolio's net currency exposure after giving effect to currency transactions and positions, are denominated in or hedged (including cross-hedged) to the U.S. dollar. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. Some countries in emerging markets also may have managed currencies which do not float freely against the U.S. dollar. In addition, emerging markets may restrict the free conversion of their currencies into other currencies. Any devaluations in the currencies in which the Portfolio's securities are denominated may have a detrimental impact on the Portfolio's net asset value except to the extent such foreign currency exposure is subject to hedging transactions. The Portfolio utilizes various investment strategies to seek to minimize the currency risks described above. These strategies include the use of currency transactions such as currency forward and futures contracts, cross currency forward and futures contracts, currency swaps and currency options. The Portfolio's use of currency transactions may expose it to risks independent of its securities positions.

         U.S. Government Securities. The Portfolio may invest in U.S. Government securities. Generally, these securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. Government agencies, instrumentalities or sponsored enterprises which are supported by (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association), (b) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Student Loan Marketing Association), (c) the discretionary authority of the U.S. Government to purchase certain obligations of the issuer (such as the Federal National Mortgage

                                       A-7

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Association  and Federal Home Loan Mortgage  Corporation) or (d) only the credit of the agency. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies, instrumentalities or sponsored enterprises in the future. U.S. Government securities also include Treasury receipts, zero coupon bonds, deferred interest securities and other stripped U.S. Government securities, where the interest and principal components of stripped U.S. Government securities are traded independently ("STRIPS").

         Sovereign Debt Obligations. Investment in sovereign debt obligations involves special risks not present in corporate debt obligations. The issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Portfolio may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt, and the Portfolio's net asset value, may be more volatile than prices of U.S. debt obligations. In the past, certain emerging markets have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debts.

         A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden, the sovereign debtor's policy toward principal international lenders and local political constraints. Sovereign debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearage on their debt. The failure of a sovereign debtor to implement economic reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of third-party commitments to lend funds to the sovereign debtor, which may further impair such debtor's ability or willingness to service its debts.

         Brady Bonds. The Portfolio may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings. In light of the history of defaults of countries issuing Brady Bonds on their commercial bank loans, investments in Brady Bonds may be viewed as speculative. Brady Bonds may be fully or partially collateralized or uncollateralized, are issued in various currencies (but primarily in U.S. dollars) and are actively traded in over-the-counter secondary markets. Incomplete collateralization of interest or principal payment obligations results in increased credit risk. U.S. dollar-denominated collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized by U.S. Treasury zero coupon bonds having the same maturity as the Brady bonds.

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         Obligations  of  Supranational  Entities.  The  Portfolio may invest in obligations of supranational entities designated or supported by governmental entities to promote economic reconstruction or development and of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the
European  Coal  and  Steel  Community,   the  Asian  Development  Bank  and  the
Inter-American Development Bank. Each supranational entity's lending activities are limited to a percentage of its total capital (including "callable capital" contributed by its governmental members at the entity's call), reserves and net income. There is no assurance that participating governments will be able or
willing  to  honor  their  commitments  to  make  capital   contributions  to  a
supranational entity.

         Eurodollar and Yankee Dollar Investments. The Portfolio may invest in Eurodollar and Yankee Dollar instruments. Eurodollar instruments are bonds of foreign corporate and government issuers that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Yankee dollar instruments are U.S. dollar denominated bonds typically issued in the U.S. by foreign governments and their agencies and foreign banks and corporations. These investments involve risks that are different from investments in securities issued by U.S. issuers, including potential unfavorable political and economic developments, foreign withholding or other taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest.

         Corporate Debt Obligations. The Portfolio may invest in corporate debt obligations of U.S. and foreign and emerging market issuers. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

         Mortgage-Backed Securities. The Portfolio may invest in privately issued mortgage-backed securities and mortgage-backed securities issued or guaranteed by foreign entities or the U.S. Government or any of its agencies, instrumentalities or sponsored enterprises. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgagors can generally prepay interest or principal on their mortgages whenever they choose. Therefore, mortgage-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of principal prepayments on the underlying loans. This can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. During periods of declining interest rates, prepayments can be expected to accelerate, and thus impair the Portfolio's ability to reinvest the returns of principal at comparable yields. Conversely, in a rising interest rate environment, a declining prepayment rate will extend the average life of many mortgage-backed securities, increase the Portfolio's exposure to rising interest rates and prevent the Portfolio from taking advantage of such higher yields.

         Asset-Backed Securities. The Portfolio may invest in asset-backed securities. The principal and interest payments on asset-backed securities are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Such asset pools are securitized through the use of special purpose trusts or corporations. Payments or distributions of principal and interest on asset-backed securities may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution; however, privately issued obligations collateralized by a portfolio of privately issued asset-backed securities do not involve any government-related guaranty or insurance. Like mortgage-backed securities, asset-backed securities are subject to more rapid prepayment of principal than indicated by their stated maturity which may greatly increase price and yield volatility. Asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets and there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities.

         Convertible  Securities.   The  Portfolio  may  invest  in  convertible
securities consisting of bonds, notes, debentures and preferred stocks. Convertible debt securities and preferred stock acquired by the Portfolio entitle the Portfolio to exchange such instruments for common stock of the issuer at a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with debt obligations and to the stock market risk associated with equity securities.

         Inverse Floating Rate Securities. The Portfolio may invest in inverse floating rate securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

         Zero Coupon and Deferred Payment Securities. The Portfolio may invest in zero coupon and deferred payment securities. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. The Portfolio is required to accrue income with respect to these securities prior to the receipt of cash payments. Because the Portfolio will distribute this accrued income to shareholders, to the extent that shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional shares, the

Portfolio will have fewer assets with which to purchase income producing securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon and deferred payment securities may be subject to greater fluctuation in value and may have less liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.

         Structured or Hybrid Notes. The Portfolio may invest in structured or hybrid notes. The distinguishing feature of a structured or hybrid note is that the amount of interest and/or principal payable on the note is based on the performance of a benchmark asset or market other than fixed income securities or interest rates. Examples of these benchmarks include stock prices, currency exchange rates and physical commodity prices. Investing in a structured note allows the Portfolio to gain exposure to the benchmark market while fixing the maximum loss that it may experience in the event that the market does not perform as expected. Depending on the terms of the note, the Portfolio may forego all or part of the interest and principal that would be payable on a comparable conventional note; the Portfolio's loss cannot exceed this foregone interest and/or principal. An investment in structured or hybrid notes involves risks similar to those associated with a direct investment in the benchmark asset.

         Warrants. Warrants acquired by the Portfolio entitle it to buy common stock from the issuer at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio's investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates.

         Tax Exempt Securities. The Portfolio is managed without regard to potential tax consequences. If SIMCO believes that tax-exempt securities will provide competitive returns, the Portfolio may invest up to 10% of its total assets in tax-exempt securities. The Portfolio's distributions of interest earned from these investments will be taxable.

         Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

         Real Estate Investment Trusts. REITs are pooled investment vehicles that invest in real estate or real estate loans or interests. Investing in REITs involves risks similar to those associated with investing in equity securities of small capitalization companies. REITs are dependent upon management skills, are not diversified, and are subject to risks of project financing, default by borrowers, self-liquidation, and the possibility of failing to qualify for the exemption from taxation under the Internal Revenue Code.

                     INVESTMENT TECHNIQUES AND RELATED RISKS

         Strategic Transactions. The Portfolio may, but is not required to, utilize various investment strategies to seek to hedge market risks (such as interest rates, currency exchange rates and broad or specific fixed income market movements), to manage the effective maturity or duration of fixed income securities, or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, indices, currencies and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; enter into currency transactions such as forward foreign currency exchange contracts, currency futures contracts, currency swaps and options on currencies or currency futures; and enter into index, total return and other swap transaction (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used to seek to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities markets, currency exchange rate or interest rate fluctuations, to seek to protect the Portfolio's unrealized gains in the value of portfolio securities, to facilitate the sale of such securities for investment purposes, to seek to manage the effective maturity or duration of the Portfolio's portfolio, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved.

         The ability of the Portfolio to utilize Strategic Transactions successfully will depend on SIMCO's ability to predict pertinent market and interest rate and currency exchange rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited by the requirements of the United States Internal Revenue Code, as amended (the "Code"), for qualification as a regulated investment company.

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent SIMCO's view as to certain market, interest rate or currency movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell.

         The use of options and futures transactions entails certain other risks. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses. Losses resulting from the use of Strategic Transactions could reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized. Although the use of futures and options transactions for hedging and managing effective maturity and duration should tend to minimize the risk of loss due to a decline in the value of the position, at the same time, they can limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited.

         The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency.

         The Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to no more than 3% of its net assets. In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related position. See Part B for further information regarding the Portfolio's use of Strategic Transactions.

         When-Issued and Delayed Delivery Securities. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Although the Portfolio will generally purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities, the Portfolio may dispose of these securities prior to settlement, if SIMCO deems it appropriate to do so. The payment obligation and interest rate on these securities is fixed at the time the Portfolio enters into the commitment, but no income will accrue to the Portfolio until they are delivered and paid for. Unless the Portfolio has entered into an offsetting agreement to sell the securities, cash or liquid assets equal to the amount of the Portfolio's commitment must be segregated and maintained with the Portfolio's custodian to secure the Portfolio's obligation and to partially offset the leverage inherent in these securities. The market value of the securities when they are delivered may be less than the amount paid by the Portfolio.

         Repurchase   Agreements.   The   Portfolio  may  invest  in  repurchase
agreements. In a repurchase agreement, the Portfolio buys a security at one price and simultaneously agrees to sell it back at a higher price. Delays or losses could result if the other party to the agreement defaults or becomes insolvent. Repurchase agreements acquired by the Portfolio will always be fully collateralized as to principal and interest by money market instruments and will be entered into only with commercial banks, brokers and dealers considered creditworthy by SIMCO.

         Forward Roll Transactions. To seek to enhance current income, the Portfolio may invest in forward roll transactions involving mortgage-backed securities. In a forward roll transaction, the Portfolio sells a mortgage-backed security to a financial institution, such as a bank or broker-dealer, and simultaneously agrees to repurchase a similar security from the institution at a later date at an agreed-upon price. The mortgage-backed securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. During the period between the sale and repurchase, the Portfolio will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in short-term instruments, such as repurchase agreements or other short-term securities, and the income from these investments, together with any additional fee income received on the sale and the amount gained by repurchasing the securities in the future at a lower price, will generate income and gain for the Portfolio which is intended to exceed the yield on the securities sold. Forward roll transactions involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. At the time that the Portfolio enters into a forward roll transaction, it will place cash or liquid assets in a segregated account that is marked to market daily having a value at least equal to the repurchase price (including accrued interest).

         Leverage. The use of forward roll transactions involves leverage. Leverage allows any investment gains made with the additional monies received (in excess of the costs of the forward roll transaction) to increase the net asset value of the Portfolio's shares faster than would otherwise be the case. On the other hand, if the additional monies received are invested in ways that do not fully recover the costs of such transactions to the Portfolio, the net asset value of the Portfolio would fall faster than would otherwise be the case.

         Short Sales. The Portfolio may engage in short sales and short sales against the box. In a short sale, the Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. In a short sale against the box, the Portfolio either owns or has the right to obtain at no extra cost the security sold short. A broker holds the proceeds of the short sale until the settlement date, at which time the Portfolio delivers the security (or an identical security) to cover the short position. The Portfolio receives the net proceeds from the short sale. When the Portfolio enters into a short sale other than against the box, the Portfolio must first borrow the security to make delivery to the buyer and must place cash or liquid assets in a segregated account with the Portfolio's custodian that is marked to market daily. Until the borrowed security is replaced by the Portfolio, the Portfolio is required to pay to the lender of the security amounts equal to any dividends or interest which accrue during the period of the loan. To borrow the security, the Portfolio also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. Short sales (other than against the box) involve unlimited exposure to loss. No securities will be sold short if, after giving effect to any such short sale, the total market value of all securities sold short would exceed 10% of the value of the Portfolio's total assets.

         Restricted and Illiquid Securities. The Portfolio may invest up to 15% of its net assets in illiquid investments. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days, time deposits with a notice or demand period of more than seven days, certain over-the-counter options, swaps and certain restricted securities. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements.

         The Portfolio Trust's Board of Trustees has adopted guidelines and delegated to SIMCO the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. The Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

         Portfolio Turnover. A high rate of portfolio turnover (100% or more) involves correspondingly higher transaction costs which must be borne directly by the Portfolio and thus indirectly by its interestholders. It may also result in the Portfolio's realization of larger amounts of short-term capital gains, distributions from which are taxable to interestholders as ordinary income and may, under certain circumstances, make it more difficult for interestholders to qualify as a regulated investment company under the Code. It is expected that the Portfolio's turnover rate will not exceed 200% for the current fiscal year.

         Short-Term Trading. The Portfolio will sell a portfolio security without regard to the length of time such security has been held if, in SIMCO's view, the security meets the criteria for disposal.

         Temporary Defensive Investments. The Portfolio may maintain cash balances and purchase money market instruments for cash management and liquidity purposes. The Portfolio may adopt a temporary defensive position during adverse market conditions by investing without limit in U.S. and non-U.S. dollar denominated high quality money market instruments, including short-term U.S. Government securities, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances, commercial paper, floating-rate notes and repurchase agreements.

         Investment Restrictions. The investment objective and investment policies set forth in this Part A are not fundamental and may be changed by the Board of Trustees without the approval of interestholders. The Portfolio has adopted fundamental policies which may not be changed without the approval of the Portfolio's interestholders. See "Investment Restrictions" in Part B. If any percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction. If there is a change in the Portfolio's investment objective, shareholders should consider whether the Portfolio remains an appropriate investment in light of their then current financial situation.

ITEM 5.           MANAGEMENT OF THE FUND.

         Trustees. The Portfolio is a separate investment series of Standish, Ayer & Wood Master Portfolio, a master trust fund organized under the laws of the State of New York. Under the terms of the Declaration of Trust, the affairs of the Portfolio are managed under the supervision of the Trustees of the Portfolio Trust.

         A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio Trust have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Portfolio Trust and investors in the Portfolio Trust, up to and including creating separate boards of trustees. See "Management of the Portfolio" in Part B for more information about the Trustees and officers of the Portfolio Trust.

         Investment Adviser. SIMCO, One Financial Center, Boston, Massachusetts 02111, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement and manages the Portfolio's investments and affairs subject to the supervision of the Trustees of the Portfolio Trust. SIMCO is a Delaware limited partnership organized in 1991 and is a registered investment adviser under the Investment Advisers Act of 1940. The general partner of the Adviser is Standish, Ayer & Wood, Inc. ("Standish") which holds a 99.98% partnership interest. The limited partners, who each hold a 0.01% interest in SIMCO, are Walter M. Cabot, Sr., a Director of and Senior Adviser to SIMCO and Standish, and D. Barr Clayson, Chairman of the Board of SIMCO and Managing Director of Standish. Ralph S. Tate, Managing Director of Standish, is President and a Director of SIMCO. Richard S. Wood, Vice President and a Managing Director of Standish and the President of the Trust, is the Executive Vice President of SIMCO.

         Standish and SIMCO provide fully discretionary management services and counseling and advisory services to a broad range of clients throughout the United States and abroad. As of March 31, 1997, Standish or its affiliate, SIMCO, managed approximately $30 billion of assets.

         The Portfolio's portfolio manager is Delores S. Driscoll, who has been primarily responsible for the day-to-day management of the Portfolio's portfolio since its inception on June 2, 1997. During the past five years, Ms. Driscoll has served as a Director of SIMCO and Managing Director of Standish.

         Subject to the supervision and direction of the Trustees of the Portfolio Trust, the Adviser manages the Portfolio in accordance with its stated investment objective and policies, recommends investment decisions for the Portfolio, places orders to purchase and sell securities on behalf of the Portfolio and permits the Portfolio to use the name "Standish." For its services to the Portfolio, the Adviser receives a monthly fee equal on an annual basis to 0.50% of the Portfolio's average daily net assets.

         Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

         Expenses. The Portfolio bears the expenses of its operations other than those incurred by the Advisor under the investment advisory agreement. Among other expenses, the Portfolio pays investment advisory fees; bookkeeping, share pricing and custodian fees and expenses; expenses of notices and reports to interest-holders; expenses of the Portfolio's administrator; legal and auditing fees; any registration and reporting fees and expenses; and Trustees' fees and expenses. Expenses of the Portfolio Trust which relate to more than one of its series are allocated among such series by the Adviser and Standish in an equitable manner, primarily on the basis of relative net asset values.

         Portfolio Transactions. Subject to the supervision of the Trustees of the Portfolio Trust, the Adviser selects the brokers and dealers that execute orders to purchase and sell portfolio securities for the Portfolio. The Adviser will generally seek to obtain the best available price and most favorable execution with respect to all transactions for the Portfolio. The Adviser may also consider the extent to which a broker or dealer provides research to the Adviser.

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has six series: Standish Fixed Income Portfolio, Standish Equity Portfolio, Standish Small Capitalization Equity Portfolio, Standish Global Fixed Income Portfolio, Standish Small Capitalization Equity Portfolio II and Standish Diversified Income Portfolio.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.           PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

         Fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Securities not listed on an exchange or national securities market, certain mortgage-backed and asset-backed securities and securities for which there were no reported transactions are valued at the last quoted bid prices. Fixed income securities for which accurate market prices are not readily available and all other assets are valued at fair value as determined in good faith by Standish in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Code and applicable tax regulations.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940 Act) in the Portfolio.

ITEM 8.           REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


ITEM 9.           PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                    APPENDIX

                            KEY TO MOODY'S CORPORATE
                             BOND AND FOR SOVEREIGN,
                            SUBNATIONAL AND SOVEREIGN
                                 RELATED ISSUES

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                            STANDARD & POOR'S RATINGS
                                   DEFINITIONS

AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB - Debt rated BB is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                                STANDARD & POOR'S
                          CHARACTERISTICS OF SOVEREIGN
                            DEBT OF FOREIGN COUNTRIES

AAA-  Stable,   predictable   governments  with  demonstrated  track  record  of
responding flexibly to changing economic and political circumstances

Key players in the global trade and financial system:

-        Prosperous and resilient
         economies, high per capita
         incomes

-        Low fiscal deficits and
         government debt, low inflation

- Low external debt AA- Stable, predictable governments with demonstrated track record of responding to changing economic and political circumstances

-        Tightly integrated into global
         trade and financial system

-        Differ from AAAs only to a small
         degree because:

-        Economies are smaller, less
         prosperous and generally more
         vulnerable to adverse external
         influences (e.g., protection and
         terms of trade shocks)
-        More variable fiscal deficits,
         government debt and inflation

-        Moderate to high external debt

A- Politics evolving toward more open, predictable forms of governance in environment of rapid economic and social change

-        Established trend of integration
         into global trade and financial
         system

-        Economies are smaller, less
         prosperous and generally more
         vulnerable to adverse external
         influences (e.g., protection and
         terms of trade shocks), but

-        Usually rapid growth in output
         and per capita incomes

-        Manageable through variable
         fiscal deficits, government debt
         and inflation

-        Usually low but variable debt

-        Integration into global trade and
         financial system growing but
         untested

-        Low to moderate income
         developing economies but
         variable performance and quite
         vulnerable to adverse external
         influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        Very high and variable debt, often
         graduates of Brady plan but track
         record not well established

BBB-- Political factors a source of significant uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

-        Integration into global trade and
         financial system growing but
         untested

-        Economies less prosperous and
         often more vulnerable to adverse
         external influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        High and variable external debt

BB-- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change - Integration into global trade and financial system growing but
         untested

-        Low to moderate income
         developing economies, but
         variable performance and quite
         vulnerable to adverse external
         influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        Very high and variable debt, often
         graduates of Brady Plan but track
         record not well established


In the case of sovereign, subnational and sovereign related issuers, the Portfolio uses the foreign currency or domestic (local) currency rating depending upon how a security in the portfolio is denominated. In the case where the Portfolio holds a security denominated in a domestic (local) currency and one of the rating services does not provide a domestic (local) currency rating for the issuer, the Portfolio will use the foreign currency rating for the issuer; in the case where the Portfolio holds a security denominated in a foreign currency and one of the rating services does not provide a foreign currency rating for the issuer, the Portfolio will treat the security as being unrated.

Dated June 2, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                      STANDISH DIVERSIFIED INCOME PORTFOLIO

                                     PART B


ITEM 10.          COVER PAGE.

         This Part B expands upon and supplements the information contained in Part A of Standish Diversified Income Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH DIVERSIFIED INCOME PORTFOLIO.

ITEM 11.          TABLE OF CONTENTS.                                   PAGE

General Information and History........................................ B-1
Investment Objective and Policies...................................... B-1
Management of the Portfolio............................................ B-19
Control Persons and Principal Holders of Securities.................... B-22
Investment Advisory and Other Services................................. B-23
Brokerage Allocations and Other Practices.............................. B-24
Capital Stock and Other Securities..................................... B-25
Purchase, Redemption and Pricing of Securities Being Offered........... B-26
Tax Status............................................................. B-28
Underwriters........................................................... B-33
Calculation of Performance Data........................................ B-33
Financial Statements................................................... B-33

ITEM 12.          GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.          INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

         Fixed Income Obligations. The Portfolio may make a variety of investments, including investment in long-term, intermediate-term and short-term senior and subordinated corporate debt and other fixed income obligations. Such securities may be unrated or rated in the non-investment grade rating categories of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("Standard & Poor's") or another rating organization. Bonds rated BB or below by Standard & Poor's or Ba or below by Moody's (or comparable rated and unrated securities) are commonly referred to as "junk bonds" and are considered speculative; the ability of their issuers to make principal and interest payments may be questionable. In some cases, such bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will entail greater risks than those associated with investment grade bonds (i.e., bonds rated AAA, AA, A or BBB by Standard & Poor's or Aaa, Aa, A or Baa by Moody's). Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio were investing in higher quality securities.

         The amount of high yield, fixed income securities proliferated in the 1980s and early 1990s as a result of increased merger and acquisition and leveraged buyout activity. Such securities are also issued by less-established corporations desiring to expand. Risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities because such issuers are often less creditworthy companies or are highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest.

         The market values of high yield, fixed income securities tends to reflect individual corporate developments to a greater extent than do those of higher rated securities, which react primarily to fluctuations in the general level of interest rates. Issuers of such high yield securities may not be able to make use of more traditional methods of financing and their ability to service debt obligations may be more adversely affected than issuers of higher rated securities by economic downturns, specific corporate developments or the issuers' inability to meet specific projected business forecasts. These non-investment grade securities also tend to be more sensitive to economic conditions than higher-rated securities. Negative publicity about the high yield bond market and investor perceptions regarding lower rated securities, whether or not based on Portfolio fundamental analysis, may depress the prices for such securities.

         Since investors generally perceive that there are greater risks associated with non-investment grade securities of the type in which the Portfolio invests, the yields and prices of such securities may tend to fluctuate more than those for higher rated securities. In the lower quality segments of the fixed-income securities market, changes in perceptions of issuers' creditworthiness tend to occur more frequently and in a more pronounced manner than do changes in higher quality segments of the fixed-income securities market, resulting in greater yield and price volatility.

         Another factor which causes fluctuations in the prices of fixed-income securities is the supply and demand for similarly rated securities. In addition, the prices of fixed-income securities fluctuate in response to the general level of interest rates. Fluctuations in the prices of portfolio securities subsequent to their acquisition will not affect cash income from such securities but will be reflected in the Portfolio's net asset value.

         The risk of loss from default for the holders of high yield, fixed-income securities is significantly greater than is the case for holders of other debt securities because such high yield, fixed-income securities are generally unsecured and are often subordinated to the rights of other creditors of the issuers of such securities. The Portfolio may be required to liquidate other portfolio securities in order to enable certain of its interest holders to satisfy their annual distribution obligations in respect of accrued interest income on securities which are subsequently written off, even though the Portfolio has not received any cash payments of such interest.

         The secondary market for high yield, fixed-income securities is dominated by institutional investors, including mutual fund Portfolios, insurance companies and other financial institutions. Accordingly, the secondary market for such securities is not as liquid as and is more volatile than the secondary market for higher-rated securities. In addition, the trading volume for high yield, fixed-income securities is generally lower than that of higher rated securities and the secondary market for high yield, fixed-income securities could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. These factors may have an adverse effect on the Portfolio's ability to dispose of particular portfolio investments. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Portfolio's net asset value. A less liquid secondary market also may make it more difficult for the Portfolio to obtain precise valuations of the high yield securities in its portfolio.

         Proposed federal legislation could adversely affect the secondary market for high yield securities and the financial condition of issuers of these securities. The form of any proposed legislation and the probability of such legislation being enacted is uncertain.

         Non-investment grade or high yield, fixed-income securities also present risks based on payment expectations. High yield, fixed-income securities frequently contain "call" or buy-back features which permit the issuer to call or repurchase the security from its holder. If an issuer exercises such a "call option" and redeems the security, the Portfolio may have to replace such security with a lower yielding security, resulting in a decreased return for investors. In addition, if the Portfolio experiences unexpected net redemptions of the Portfolio's shares, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the Portfolio's portfolio and increasing the exposure of the Portfolio to the risks of high yield securities. The Portfolio may also incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on a portfolio security.

         Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of non-investment grade securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Investments in non-investment grade and comparable unrated obligations will be more dependent on the Adviser's credit analysis than would be the case with investments in investment-grade debt obligations. The Adviser employs its own credit research and analysis, which includes a study of existing debt, capital structure, ability to service debt and to pay dividends, the issuer's sensitivity to economic conditions, its operating history and the current trend of earnings. The Adviser continually monitors the investments in the Portfolio's portfolio and evaluates whether to dispose of or to retain non-investment grade and comparable unrated securities whose credit ratings or credit quality may have changed.

         Money Market Instruments and Repurchase Agreements. Money market instruments include short-term U.S. and foreign Government securities, commercial paper (promissory notes issued by corporations to finance their short-term credit needs), negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances and repurchase agreements. U.S.
Government securities include securities which are direct obligations of the U.S. Government backed by the full faith and credit of the United States, and securities issued by agencies and instrumentalities of the U.S. Government, which may be guaranteed by the U.S. Treasury or supported by the issuer's right to borrow from the U.S. Treasury or may be backed by the credit of the federal agency or instrumentality itself. Agencies and instrumentalities of the U.S. Government include, but are not limited to, Federal Land Banks, the Federal Farm Credit Bank, the Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and the Federal National Mortgage Association.

         The Portfolio may invest in commercial paper rated "P-1" or "P-2" by Moody's, "A-1" or "A-2" by Standard & Poor's, Duff-1 or Duff-2 by Duff & Phelps ("Duff"), or in commercial paper that is unrated.

         A repurchase agreement is an agreement under which the Portfolio acquires money market instruments (generally U.S. Government securities) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by the Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by the Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the custodian bank for the Portfolio until they are repurchased. The Trustees will monitor the standards that SIMCO will use in reviewing the creditworthiness of any party to a repurchase agreement with the Portfolio.

         The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by the Portfolio at a time when their market value has declined, the Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by the Portfolio are collateral for a loan by the Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the instruments it acquires. While the Trustees acknowledge these risks, it is expected that they can be controlled through careful documentation and monitoring.

         Strategic Transactions. The Portfolio may, but is not required to, utilize various other investment strategies as described below to seek to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific fixed-income market movements), to manage the effective maturity or duration of fixed-income securities, or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures (collectively, all the above are called "Strategic

Transactions"). Strategic Transactions may be used to seek to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities market, interest rate or currency exchange rate fluctuations, to protect the Portfolio's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, to manage the effective maturity or duration of the Portfolio's portfolio, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to seek to enhance potential gain in circumstances where hedging is not involved although the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for such purposes to not more than 3% of its net assets at any one time and, to the extent necessary, the Portfolio will close out transactions in order to comply with this limitation. (Transactions such as writing covered call options are considered to involve hedging for the purposes of this limitation.) In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related Strategic Transaction position. For example, if SIMCO anticipates that the Belgian franc will appreciate relative to the French franc, the Portfolio may take a long forward currency position in the Belgian franc and a short foreign currency position in the French franc. Under such circumstances, any unrealized loss in the Belgian franc position would be netted against any unrealized gain in the French franc position (and vice versa) for purposes of calculating the Portfolio's net loss exposure. The ability of the Portfolio to utilize these Strategic Transactions successfully will depend on SIMCO's ability to predict pertinent market and interest rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited by the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

         Risks of Strategic Transactions. The use of Strategic Transactions has associated risks including possible default by the other party to the transaction, illiquidity and, to the extent SIMCO's view as to certain market, currency exchange rate or interest rate movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. Writing put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell. The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. Writing options could significantly increase the Portfolio's portfolio turnover rate and, therefore, associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time, in certain circumstances, they tend to limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited; however, as described above, the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to not more than 3% of its net assets at any one time. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. Finally, entering into futures contracts would create a greater ongoing potential financial risk than would purchases of options where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized.

         General Characteristics of Options. Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic Transactions involving options require segregation of the Portfolio's assets in special accounts, as described below under "Use of Segregated Accounts."

         A put option gives the purchaser of the option, in consideration for the payment of a premium, the right to sell, and the writer the obligation to buy (if the option is exercised), the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, the Portfolio's purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Portfolio the right to sell such instrument at the option exercise price. A call option, in consideration for the payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell (if the option is exercised), the underlying instrument at the exercise price. The Portfolio may purchase a call option on a security, futures contract, index, currency or other instrument to seek to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Portfolio is authorized to purchase and sell exchange listed options and over-the-counter options ("OTC options"). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

         With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is "in-the-money" (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

         The Portfolio's ability to close out its position as a purchaser or seller of an exchange listed put or call option is dependent, in part, upon the liquidity of the option market. There is no assurance that a liquid option market on an exchange will exist. In the event that the relevant market for an option on an exchange ceases to exist, outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

         The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         OTC options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The Portfolio will generally sell (write) OTC options (other than OTC currency options) that are subject to a buy-back provision permitting the Portfolio to require the Counterparty to sell the option back to the Portfolio at a formula price within seven days. OTC options purchased by the Portfolio, and portfolio securities "covering" the amount of the Portfolio's obligation pursuant to an OTC option sold by it (the cost of the sell-back plus the in-the-money amount, if any) are subject to the Portfolio's restriction on illiquid securities, unless determined to be liquid in accordance with procedures adopted by the Board of Trustees. For OTC options written with "primary dealers" pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount which is considered to be illiquid may be calculated by reference to a formula price. The Portfolio expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

         Unless the parties provide for it, there is no central clearing or guaranty function in the OTC option market. As a result, if the Counterparty fails to make delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, the
Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, SIMCO must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC option will be satisfied. The Portfolio will engage in OTC option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers," or broker-dealers, domestic or foreign banks or other financial institutions which have received, combined with any credit enhancements, a long-term debt rating of A from Standard & Poor's or Moody's or an equivalent rating from any other nationally recognized statistical rating organization ("NRSRO") or which issue debt that is determined to be of equivalent credit quality by SIMCO.

         If the Portfolio sells (writes) a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Portfolio's income. The sale (writing) of put options can also provide income.

         The Portfolio may purchase and sell (write) put and call options on securities including U.S. Treasury and agency securities, mortgage-backed and asset-backed securities, foreign sovereign debt, corporate debt securities, equity securities (including convertible securities) and Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the OTC markets, and on securities indices, currencies, swaps and futures contracts.

         All calls sold by the Portfolio must be "covered" (i.e., the Portfolio must own the securities or the futures contract subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. In addition, the Portfolio may cover a written call option or put option by entering into an offsetting forward contract and/or by purchasing an offsetting option or any other option which, but virtue of its exercise price or otherwise, reduces the Portfolio's net exposure on its written option position. Even though the Portfolio will receive the option premium to help offset any loss, the Portfolio may incur a loss if the exercise price is below the market price for the security subject to the call at the time of exercise. A call sold by the Portfolio also exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Portfolio to hold a security or instrument which it might otherwise have sold.

         The Portfolio will not sell put options if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under such put options other than those with respect to futures and options thereon. In selling put options, there is a risk that the Portfolio may be required to buy the underlying security at a price above the market price.

         Options on Securities Indices and Other Financial Indices. The Portfolio may also purchase and sell (write) call and put options on securities indices and other financial indices. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement. For example, an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the differential between the closing price of the index and the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount upon exercise of the option. In addition to the methods described above, the Portfolio may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio.

         General Characteristics of Futures. The Portfolio may enter into financial futures contracts or purchase or sell put and call options on such futures. Futures are generally bought and sold on the commodities exchanges where they are listed and involve payment of initial and variation margin as described below. All futures contracts entered into by the Portfolio are traded on U.S. exchanges or boards of trade that are licensed and regulated by the Commodity Futures Trading Commission ("CFTC") or on certain foreign exchanges. The sale of futures contracts creates a firm obligation by the Portfolio, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures and Eurodollar instruments, the net cash amount). The purchase of futures contracts creates a corresponding obligation by the Portfolio, as purchaser, to purchase a financial instrument at a specific time and price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position upon exercise of the option.

         The Portfolio's use of financial futures and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the regulations of the CFTC relating to exclusions from regulation as a commodity pool operator. Those regulations currently provide that the Portfolio may use commodity futures and option positions (i) for bona fide hedging purposes without regard to the percentage of assets committed to margin and option premiums, or (ii) for other purposes permitted by the CFTC to the extent that the aggregate initial margin and option premiums required to establish such non-hedging positions (net of the amount that the positions were "in the money" at the time of purchase) do not exceed 5% of the net asset value of the Portfolio's portfolio, after taking into account unrealized profits and losses on such positions. Typically, maintaining a futures contract or selling an option thereon requires the Portfolio to deposit, with its custodian for the benefit of a futures commission merchant, or directly with the futures commission merchant, as security for its obligations an amount of cash or other specified assets (initial margin) which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited directly with the futures commission merchant thereafter on a daily basis as the value of the contract fluctuates. The purchase of an option on financial futures involves payment of a premium for the option without any further obligation on the part of the Portfolio. If the Portfolio exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price, nor that delivery will occur. The segregation requirements with respect to futures contracts and options thereon are described below.

         Currency   Transactions.   The   Portfolio   may  engage  in   currency
transactions with Counterparties to seek to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value or to enhance potential gain. Currency transactions include currency contracts, exchange listed currency futures, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional (agreed-upon) difference among two or more currencies and operates similarly to an interest rate swap, which is described below. The Portfolio may enter into over-the-counter currency transactions with Counterparties which have received, combined with any credit enhancements, a long term debt rating of A by Standard & Poor's or Moody's, respectively, or that have an equivalent rating from a nationally rated statistical rating organization ("NRSRO") or (except for OTC currency options) whose obligations are determined to be of equivalent credit quality by SIMCO.

         The Portfolio's transactions in forward currency contracts and other currency transactions such as futures, options, options on futures and swaps will generally be limited to hedging involving either specific transactions or portfolio positions. See "Strategic Transactions." Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Portfolio will not enter into a transaction to seek to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Portfolio may also seek to cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value in relation to other currencies to which the Portfolio has or in which the Portfolio expects to have portfolio exposure. For example, the Portfolio may hold a French security and SIMCO may believe that French francs will deteriorate against German marks. The Portfolio would sell French francs to reduce its exposure to that currency and buy German marks. This strategy would be a hedge against a decline in the value of French francs, although it would expose the Portfolio to declines in the value of the German mark relative to the U.S. dollar.

         To seek to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio's portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which certain of the Portfolio's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Portfolio's securities denominated in linked currencies. For example, if SIMCO considers that the Austrian schilling is linked to the German deutschemark (the "D- mark"), and a portfolio contains securities denominated in schillings and SIMCO believes that the value of schillings will decline against the U.S. dollar, SIMCO may enter into a contract to sell D-marks and buy dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, it will comply with the asset segregation requirements described below.

         Risks of Currency Transactions. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

         Combined Transactions. The Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts) and multiple interest rate transactions, structured notes and any combination of futures, options, currency and interest rate transactions ("component transactions") instead of a single Strategic Transaction, as part of a single or combined strategy when, in the opinion of SIMCO, it is in the best interests of the Portfolio to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions.
Although combined transactions are normally entered into based on SIMCO's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objective.

         Swaps, Caps, Floors and Collars. Among the Strategic Transactions into which the Portfolio may enter are interest rate, currency, index and total return swaps and the purchase or sale of related caps, floors and collars. The Portfolio expects to enter into these transactions primarily for hedging purposes, including, but not limited to, preserving a return or spread on a particular investment or portion of its portfolio, protecting against currency fluctuations, as a duration management technique or protecting against an increase in the price of securities the Portfolio anticipates purchasing at a later date. Swaps, caps, floors and collars may also be used to enhance potential gain in circumstances where hedging is not involved although, as described above, the Portfolio will attempt to limit its net loss exposure resulting from swaps, caps, floors and collars and other Strategic Transactions entered into for such purposes to not more than 3% of its net assets at any one time. The Portfolio will not sell interest rate caps, floors or collars where it does not own securities or other instruments providing the income stream the Portfolio may be obligated to pay. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain rate of return within a predetermined range of interest rates or values.

         The Portfolio will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The Portfolio will not enter into any swap, cap, floor or collar transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the Counterparty, combined with any credit enhancements, is rated at least A by Standard & Poor's or Moody's or has an equivalent rating from an NRSRO or the Counterparty issues debt that is determined to be of equivalent credit quality by SIMCO. If there is a default by the Counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed. Swaps, caps, floors and collars are considered illiquid for purposes of the Portfolio's policy regarding illiquid securities, unless it is determined, based upon continuing review of the trading markets for the specific security, that such security is liquid. The Trustees have adopted guidelines and delegated to SIMCO the daily function of determining and monitoring the liquidity of swaps, caps, floors and collars. The Trustees, however, retain oversight focusing on factors such as valuation, liquidity and availability of information and they are ultimately responsible for such determinations. The staff of the SEC currently takes the position that swaps, caps, floors and collars are illiquid, and are subject to the Portfolio's limitation on investing in illiquid securities.

         Risks of Strategic Transactions Outside the United States. When conducted outside the United States, Strategic Transactions may not be regulated as heavily as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by:
(i) lesser availability than in the United States of data on which to make trading decisions, (ii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iii) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, (iv) lower trading volume and liquidity, and (v) other complex foreign political, legal and economic factors. At the same time, Strategic Transactions may offer advantages such as trading in instruments that are not currently traded in the United States or arbitrage possibilities not available in the United States.

         Eurodollar Contracts. The Portfolio may make investments in Eurodollar contracts. Eurodollar contracts are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency-denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

         Use of Segregated Accounts. The Portfolio will hold securities or other instruments whose values are expected to offset its obligations under the Strategic Transactions. The Portfolio will cover Strategic Transactions as required by interpretive positions of the staff of the SEC. The Portfolio will not enter into Strategic Transactions that expose the Portfolio to an obligation to another party unless it owns either (i) an offsetting position in securities or other options, futures contracts or other instruments or (ii) cash, receivables or liquid securities with a value sufficient to cover its potential obligations. The Portfolio may have to comply with any applicable regulatory requirements for Strategic Transactions, and if required, will set aside cash and other assets in a segregated account with its custodian bank in the amount prescribed. In that case, the Portfolio's custodian would maintain the value of such segregated account equal to the prescribed amount by adding or removing additional cash or other assets to account for fluctuations in the value of the account and the Portfolio's obligations on the underlying Strategic Transactions. Assets held in a segregated account would not be sold while the Strategic Transaction is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

         "When-Issued" and "Delayed Delivery" Securities. The Portfolio may purchase securities on a "when-issued" or "delayed delivery" basis. Delivery and payment for securities purchased on a when-issued or delayed delivery basis will normally take place 15 to 45 days after the date of the transaction. The payment obligation and interest rate on the securities are fixed at the time that the Portfolio enters into the commitment, but interest will not accrue to the Portfolio until delivery of and payment for the securities. Although the Portfolio will only make commitments to purchase "when-issued" and "delayed delivery" securities with the intention of actually acquiring the securities, the Portfolio may sell the securities before the settlement date if deemed advisable by SIMCO. Unless the Portfolio has entered into an offsetting agreement to sell the securities purchased on a "when- issued" or "forward commitment" basis, cash or liquid obligations with a market value equal to the amount of the Portfolio's commitment will be segregated with the Portfolio's custodian bank. If the market value of these securities declines, additional cash or securities will be segregated daily so that the aggregate market value of the segregated securities equals the amount of the Portfolio's commitment.

         Securities purchased on a "when-issued" and "delayed delivery" basis may have a market value on delivery which is less than the amount paid by the Portfolio. Changes in market value may be based upon the public's perception of the creditworthiness of the issuer or changes in the level of interest rates. Generally, the value of "when-issued" securities will fluctuate inversely to changes in interest rates, i.e., they will appreciate in value when interest rates fall and will decline in value when interest rates rise.

         Portfolio Turnover. It is not the policy of the Portfolio to purchase or sell securities for trading purposes. However, the Portfolio does not place any restrictions on portfolio turnover and may sell any portfolio security without regard to the period of time it has been held, except as may be necessary to maintain the status of certain of its interest holders as a regulated investment company under the

Code. The Portfolio may therefore generally change its portfolio investments at any time in accordance with SIMCO's appraisal of factors affecting any particular issuer or market, or relevant economic conditions. It is expected that the Portfolio's turnover rate will not exceed 200% for the current fiscal year.

                             INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following fundamental policies. Each of the Portfolio's fundamental policies cannot be changed unless the change is approved by the "vote of the outstanding voting securities" of the Portfolio, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         As a matter of fundamental policy, the Portfolio may not:

1. Issue senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 2 below, making loans in accordance with paragraph 6 below, the issuance of shares of beneficial interest in multiple classes or series, the deferral of trustees' fees, the purchase or sale of options, futures contracts, forward commitments and repurchase agreements entered into in accordance with the Portfolio's investment policies or within the meaning of paragraph 5 below, are not deemed to be senior securities.

2. Borrow money, except in amounts not to exceed 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) taken at market value (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with the redemption of portfolio shares or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets, (iii) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets and (iv) the Portfolio may enter into reverse repurchase agreements and forward roll transactions. For purposes of this investment restriction, investments in short sales, futures contracts, options on futures contracts, securities or indices and forward commitments shall not constitute borrowing.

3. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the Securities Act of 1933.

4. Purchase or sell real estate except that the Portfolio may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein, (iv) purchase and sell mortgage-related securities and (v) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities.

5. Purchase or sell commodities or commodity contracts, except the Portfolio may purchase and sell options on securities, securities indices and currency, futures contracts on securities, securities indices and currency and options on such futures, forward foreign currency exchange contracts, forward commitments, securities index put or call warrants and repurchase agreements entered into in accordance with the Portfolio's investment policies.

6. Make loans, except that the Portfolio (1) may lend portfolio securities in accordance with the Portfolio's investment policies up to 33 1/3% of the Portfolio's total assets taken at market value, (2) enter into repurchase agreements, and (3) purchase all or a portion of an issue of debt securities, bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

7. With respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities and other investment companies), if: (a) such purchase would cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would at the time result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

8. Invest more than 25% of its total assets in the securities of one or more issuers conducting their principal business activities in the same industry (excluding the U.S. Government or its agencies or instrumentalities). For the purposes of this restriction, state and municipal governments and their agencies, authorities and instrumentalities are not deemed to be industries; telephone companies are considered to be a separate industry from water, gas or electric utilities; personal credit finance companies and business credit finance companies are deemed to be separate industries; and wholly-owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents. This restriction does not apply to investments in municipal securities which have been pre-refunded by the use of obligations of the U.S. Government or any of its agencies or instrumentalities.

         The following restrictions are not fundamental policies and may be changed by the Trustees of the Portfolio Trust without investor approval in accordance with applicable laws, regulations or regulatory policy. The Portfolio may not:



         a. Purchase securities on margin (except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

         b. Invest in the securities of an issuer for the purpose of exercising control or management, but it may do so where it is deemed advisable to protect or enhance the value of an existing investment.

         c. Purchase the securities of any other investment company except to the extent permitted by the 1940 Act.

         d. Invest more than 15% of its net assets in securities which are illiquid.

         e. Purchase additional securities if the Portfolio's borrowings exceed 5% of its net assets.

         If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 14.          MANAGEMENT OF THE PORTFOLIO.

         Trustees and Officers of the Portfolio Trust. The Trustees and executive officers of the Portfolio Trust are listed below. All executive officers of the Portfolio Trust are affiliates of SIMCO, the Portfolio's investment adviser.



Name, Address and Date                              Position Held                        Principal Occupation
of Birth                                              with Trust                         During Past 5 Years
--------------------------------------- --------------------------------------  --------------------------------------
*D. Barr Clayson, 7/29/35                     Vice President and Trustee             Vice President and Managing
c/o Standish, Ayer & Wood,                                                                    Director,
Inc.                                                                                 Standish, Ayer & Wood, Inc.;
One Financial Center                                                                    Chairman and Director,
Boston, MA 02111                                                                        Standish International
                                                                                       Management Company, L.P.


                                      B-19




Name, Address and Date                              Position Held                        Principal Occupation
of Birth                                              with Trust                         During Past 5 Years
--------------------------------------- --------------------------------------  --------------------------------------
Samuel C. Fleming, 9/30/40                             Trustee                          Chairman of the Board
c/o Decision Resources, Inc.                                                         and Chief Executive Officer,
1100 Winter Street                                                                    Decision Resources, Inc.;
Waltham, MA 02154                                                                     through 1989, Senior V.P.
                                                                                           Arthur D. Little
Benjamin M. Friedman, 8/5/44                           Trustee                           William Joseph Maier
c/o Harvard University                                                             Professor of Political Economy,
Cambridge, MA 02138                                                                       Harvard University
John H. Hewitt, 4/11/35                                Trustee                           Trustee, The Peabody
P.O. Box 307                                                                             Foundation; Trustee,
So. Woodstock, VT 05071                                                               Visiting Nurse Alliance of
                                                                                               Vermont
                                                                                          and New Hampshire
*Edward H. Ladd, 1/3/38                       Trustee and Vice President              Chairman of the Board and
c/o Standish, Ayer & Wood,                                                           Managing Director, Standish,
Inc.                                                                                            Ayer &
One Financial Center                                                                    Wood, Inc. since 1990;
Boston, MA 02111                                                                   formerly President of Standish,
                                                                                           Ayer & Wood, Inc.
                                                                                             Director of
                                                                                        Standish International
                                                                                       Management Company, L.P.
Caleb Loring III, 11/14/43                             Trustee                     Trustee, Essex Street Associates
c/o Essex Street Associates                                                       (family investment trust office);
P.O. Box 5600                                                                          Director, Holyoke Mutual
Beverly Farms, MA 01915                                                                   Insurance Company
*Richard S. Wood, 5/21/54                       President and Trustee                 Vice President, Secretary,
c/o Standish, Ayer & Wood,                                                              and Managing Director,
Inc.                                                                                 Standish, Ayer & Wood, Inc.;
One Financial Center                                                                 Executive Vice President and
Boston, MA 02111                                                                              Director,
                                                                                        Standish International
                                                                                       Management Company, L.P.
James E. Hollis III, 11/21/48                Executive Vice President and            Vice President and Director,
c/o Standish, Ayer & Wood,                            Treasurer                      Standish, Ayer & Wood, Inc.
Inc.
One Financial Center
Boston, MA 02111


                                      B-20




Name, Address and Date                              Position Held                        Principal Occupation
of Birth                                              with Trust                         During Past 5 Years
--------------------------------------- --------------------------------------  --------------------------------------
Paul G. Martins, 3/10/56                            Vice President                  Vice President, Standish, Ayer
c/o Standish, Ayer & Wood,                                                            & Wood, Inc. since October
Inc.                                                                                  1996; formerly Senior Vice
One Financial Center                                                                President, Treasurer and Chief
Boston, MA  02111                                                                    Financial Officer of Liberty
                                                                                   Financial Bank Group (1993-95);
                                                                                       prior to 1993, Corporate
                                                                                       Controller, The Berkeley
                                                                                           Financial Group
Beverly E. Banfield, 7/6/56                         Vice President                  Vice President and Compliance
c/o Standish, Ayer & Wood,                                                                     Officer,
Inc.                                                                                 Standish, Ayer & Wood, Inc.;
One Financial Center                                                                 Assistant Vice President and
Boston, MA 02111                                                                         Compliance Officer,
                                                                                      Freedom Capital Management
                                                                                          Corp. (1989-1992)
Lavinia B. Chase, 6/4/46                            Vice President                   Vice President and Associate
c/o Standish, Ayer & Wood,                                                                    Director,
Inc.                                                                                 Standish, Ayer & Wood, Inc.
One Financial Center
Boston, MA 02111
Anne P. Herrmann, 1/26/56                    Vice President and Secretary             Mutual Fund Administrator,
c/o Standish, Ayer & Wood,                                                           Standish, Ayer & Wood, Inc.
Inc.
One Financial Center
Boston, MA  02111
Denise B. Kneeland, 8/19/51                         Vice President                   Senior Operations, Manager,
c/o Standish, Ayer & Wood,                                                           Standish, Ayer & Wood, Inc.
Inc.                                                                                since December 1995; formerly
One Financial Center                                                                   Vice President, Scudder,
Boston, MA  02111                                                                         Stevens and Clark


*Indicates that Trustee is an interested person of the Portfolio Trust for purposes of the 1940 Act.



                                      B-21

         Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers.

         The following table estimates the amount of fees to be paid to the Portfolio Trust's Trustees during the Portfolio's initial fiscal year ending December 31, 1997:


                                                                         Pension or
                                                  Estimated              Retirement
                                                  Aggregate           Benefits Accrued         Total Compensation
                                                 Compensation            as Part of                   from
                                                   from the             Portfolio's           Portfolio and Other
              Name of Trustee                     Portfolio*              Expenses             Funds in Complex**
              ---------------                     ---------               --------             -----------------
D. Barr Clayson                                       $0                     $0                        $0
Samuel C. Fleming                                    $67                     $0                     $49,250
Benjamin M. Friedman                                 $67                     $0                     $45,500
John H. Hewitt                                       $75                     $0                     $45,500
Edward H. Ladd                                        $0                     $0                        $0
Caleb Loring, III                                    $67                     $0                     $45,500
Richard S. Wood                                       $0                     $0                        $0

--------------------
 *       Estimated.  The Portfolio is newly organized and has not paid any
         Trustees' fees.

 **      As of the  date of  this  Part B there  were 22  registered  investment companies (or series thereof),  in the fund complex,  six of which were
         series  of  the  Portfolio  Trust.   Total  compensation  is  based  on
         historical data for the year ended December 31, 1996.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of May 31, 1997, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the close of business on June 2, 1997, the Standish Diversified Income Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. The Standish Diversified Income Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open end investment company, located at One Financial Center, Boston, MA 02111.

         Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

         Investment Adviser of the Portfolio Trust. SIMCO serves as the adviser to the Portfolio pursuant to a written investment advisory agreement. SIMCO is a Delaware limited partnership organized in 1991 and is registered under the Investment Advisers Act of 1940. The General Partner of the Adviser is Standish, Ayer & Wood, Inc. ("Standish"), One Financial Center, Boston, MA 02111, which holds a 99.98% partnership interest. The Limited Partners, who each hold a 0.01% interest in SIMCO, are Walter M. Cabot, Sr., a Director of and a Senior Adviser to Standish, and D. Barr Clayson, Chairman of the Board of SIMCO and a Managing Director of Standish. Ralph S. Tate, a Managing Director of Standish, is President and a Director of SIMCO. Richard S. Wood, a Managing Director and Vice President of Standish and the President of the Trust, is the Executive Vice President of SIMCO.

         The following, constituting all of the Directors and all of the shareholders of Standish, are the Standish controlling persons: Caleb F. Aldrich, Nicholas S. Battelle, Walter M. Cabot, Sr., David H. Cameron, Karen K. Chandor, D. Barr Clayson, Richard C. Doll, Dolores S. Driscoll, Mark A. Flaherty, Maria D. Furman, James E. Hollis III, Raymond J. Kubiak, Edward H.
Ladd, Laurence A. Manchester, George W. Noyes, Arthur H. Parker, Howard B. Rubin, Austin C. Smith, David C. Stuehr, Ralph S. Tate, and Richard S. Wood.

         Certain services provided by the Adviser under the advisory agreement are described in Part A. These services are provided without reimbursement by the Portfolio for any costs incurred. Under the investment advisory agreement, the Adviser is paid a fee at the annual rate of 0.50% of the Portfolio's average daily net asset value. The advisory fees are payable monthly.

         The Portfolio bears expenses of its operations other than those incurred by the Adviser pursuant to the investment advisory agreement. Among other expenses, the Portfolio will pay share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of prospectuses, statements of additional information and shareholder reports; registration and reporting fees and expenses; and Trustees' fees and expenses.

         Unless terminated as provided below, the investment advisory agreement continues in full force and effect from year to year but only so long as each such continuance is approved annually (i) by either the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio, and, in either event (ii) by vote of a majority of the Trustees of the Portfolio Trust who are not parties to the investment advisory agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio or by the Adviser, on sixty days' written notice to the other parties. The investment advisory agreement terminates in the event of its assignment as defined in the 1940 Act.

         In an attempt to avoid any potential conflict with portfolio transactions for the Portfolio, the Adviser and the Portfolio Trust have each adopted extensive restrictions on personal securities trading by personnel of the Adviser and its affiliates. These restrictions include: pre-clearance of all personal securities transactions and a prohibition of purchasing initial public offerings of securities. These restrictions are a continuation of the basic principle that the interests of the Portfolio and its investors come before those of the Adviser and its employees.

Administrator of the Portfolio

         IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator currently receives a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than sixty days' written notice.

Custodian

         Investors Bank & Trust Company, 89 South Street, Boston, Massachusetts 02111, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants

         Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Adviser is responsible for placing the Portfolio's portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. In selecting broker-dealers and in negotiating commissions, the Adviser will consider the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. In addition, if the Adviser determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage and research services provided by such broker, the Portfolio may pay commissions to such broker in an amount greater than the amount another firm may charge. Research services may include (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Research services furnished by firms through which the Portfolio effects securities transactions may be used by the Adviser in servicing other accounts; not all of these services may be used by the Adviser in connection with the Portfolio generating the soft dollar credits. The investment advisory fee paid by the Portfolio under the investment advisory agreements will not be reduced as a result of the Adviser's receipt of research services.

         The Adviser also places portfolio transactions for other advisory accounts. The Adviser will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolio and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolio. In making such allocations, the main factors considered by the Adviser will be the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

         Because most of the Portfolio's securities transactions are effected on a principal basis involving a "spread" or "dealer mark-up," the Portfolio has not paid any brokerage commissions during the past three years.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Standish, Ayer & Wood Master Portfolio, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio Trust was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Interests in the Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in Part A. The Portfolio normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any Trustee. A Trustee of the Portfolio may be removed upon a majority vote of the interests held by holders in the Portfolio qualified to vote in the election. The 1940 Act requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in the Portfolio is entitled to a vote in proportion to its percentage interest in the Portfolio.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING
                  OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

         The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day on which the New York Stock Exchange is open (a "Business Day"). Currently, the New York Stock Exchange is not open on weekends, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of 4:00 p.m. (Eastern time) on each Business Day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following Business Day.

         Portfolio securities that are fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Fixed income securities for which accurate market prices are not readily available and other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing.

         Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

         Generally, the close of trading on foreign securities exchanges occurs each day at various times prior to the close of trading on the New York Stock Exchange. Securities held by the Portfolio (whose principal trading markets are such foreign exchanges) will be priced according to values obtained at the close of trading on the relevant exchange. Foreign currency exchange rates are also generally determined prior to the close of regular trading on the New York Stock Exchange. Occasionally, events which affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of regular trading on the New York Stock Exchange and will therefore not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities are valued at their fair value as determined in good faith by the Trustees.

         The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities, in conformity with a rule of the SEC. The Portfolio will select such securities in a manner it considers equitable, regardless of which securities were deposited by the investor or the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.          TAX STATUS.

         The Portfolio is treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, each investor in the Portfolio that is subject to U.S. federal income taxation must take into account, in computing its federal income tax liability (if any), its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Because at least one investor in the Portfolio has qualified and elected to be treated as a "regulated investment company" ("RIC") under Subchapter M of the Code, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for this investor and any other investor that is a RIC to satisfy them. The Portfolio will allocate at least annually among its investors the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio will make allocations to its investors in a manner intended to comply with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable an investor that seeks to qualify as a RIC to satisfy the tax distribution requirements that apply to the investor and that must be satisfied in order to avoid Federal income and/or excise tax on the investor. For purposes of applying the requirements of the Code regarding qualification as a RIC, the investor will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

         If the Portfolio invests in zero coupon securities, certain increasing rate or deferred interest securities or, in general, other securities with original issue discount (or with market discount if the Portfolio elects to include market discount in income currently), the Portfolio must accrue income on such investments prior to the receipt of the corresponding cash payments. However, an investor must distribute, at least annually, all or substantially all of its net income, including its distributive share of such income accrued by the Portfolio, to its shareholders to qualify as a RIC under the Code and avoid federal income and excise taxes. Therefore, the Portfolio may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing the cash, to enable its investors to satisfy the distribution requirements.

         Limitations imposed by the Code on RICs may, due to the fact that one or more of such companies invest in the Portfolio, restrict the Portfolio's ability to enter into futures, options or currency forward transactions.

         Certain options, futures or currency forward transactions undertaken by the Portfolio may cause the Portfolio to recognize gains or losses from marking to market even though the Portfolio's positions have not been sold or terminated and affect the character as long-term or short-term (or, in the case of certain options, futures or forward contracts relating to foreign currency, as ordinary income or loss) and timing of some capital gains and losses realized by the Portfolio and allocable to its investors. Any net mark to market gains may also have to be distributed by an investor that is a RIC to satisfy the distribution requirements referred to above even though no corresponding cash amounts may concurrently be received, possibly requiring the disposition by the Portfolio of portfolio securities or borrowing to obtain the necessary cash. Also, certain losses on transactions involving options, futures or forward contracts and/or offsetting or successor positions may be deferred rather than being taken into account currently in calculating the Portfolio's taxable income or gain. Certain of the applicable tax rules may be modified if one or more of certain tax elections are available and are made. Because the income, gains and losses of an investor that is a RIC consist primarily of its share of the income, gains and losses of the Portfolio, which are directly affected by the provisions described in this paragraph, these transactions may affect the amount, timing and character of the distributions to shareholders by such an investor. The Portfolio will take into account the special tax rules applicable to options, futures or forward contracts in order to seek to minimize any potential adverse tax consequences.

         The Federal income tax rules applicable to dollar rolls, currency swaps and interest rate swaps, caps, floors and collars are unclear in certain respects, and the Portfolio may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit its transactions in these instruments. Due to possible unfavorable consequences under present tax law, the Portfolio does not currently intend to acquire "residual" interests in real estate mortgage investment conduits ("REMICs"), although it may acquire "regular" interests in REMICs.

         Foreign exchange gains and losses realized by the Portfolio in connection with certain transactions, if any, involving foreign currency-denominated debt securities, certain foreign currency futures and options, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders of an investor that is a RIC. In some cases, elections may be available that would alter this treatment. Any such transactions that are not directly related to the Portfolio's investment in stock or securities, possibly including speculative currency positions or currency derivatives not used for hedging purposes, may increase the amount of gain it is deemed to recognize from the sale of certain investments held for less than three months. The share of such gain of an investor qualifying as a RIC (plus any such gain the investor may realize from other sources) is limited under the Code to less than 30% of such investor's gross income for its taxable year, and such transactions could under future Treasury regulations produce income not among the types of "qualifying income" from which the investor must derive at least 90% of its gross income for its taxable year.

         The Portfolio may be subject to withholding and other taxes imposed by foreign countries with respect to investments in foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. Shareholders of an investor that qualifies as a RIC may be entitled to claim U.S. foreign tax credits or deductions with respect to such taxes, subject to certain provisions and limitations contained in the Code, only if more than 50% of the value of the investor's total assets at the close of any taxable year were to consist of stock or securities of foreign corporations. In that event, the investor may file an election with the Internal Revenue Service pursuant to which shareholders of the investor will be required to (i) include in ordinary gross income (in addition to taxable dividends actually received) their pro rata share of foreign income taxes paid by the Portfolio and allocable to the investor even though not actually received by such shareholders, and (ii) treat such respective pro rate portions as foreign income taxes paid by such shareholders. The investments of the Portfolio are such that investors that are RICs may, but will not necessarily, be able to meet the 50% requirement described above for any particular taxable year.

         If the Portfolio acquires stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), an investor could be subject to Federal income tax and additional interest charges on its allocable portion of "excess distributions" actually or constructively received from such companies or gain from the actual or deemed sale or other disposition (possibly including dispositions deemed to occur when an investor's interest in the Portfolio is reduced by a withdrawal or otherwise) of stock in such companies, even if all income or gain actually realized and allocated to the investor is timely distributed to its shareholders. An investor that is a RIC would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the investor to recognize taxable income or gain without the concurrent receipt of cash. The Portfolio may limit and/or manage stock holdings, if any, in passive foreign investment companies to minimize each investor's tax liability or maximize its return from these investments.

         Investment in debt obligations by the Portfolio that are at risk of or in default presents special tax issues for its investors. Tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount, or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the Portfolio, in the event that it holds such obligations, in order to reduce the risk of its investors who intend to qualify as RICs, distributing insufficient income to preserve their status as a RIC or becoming subject to Federal income or excise tax.

         For purposes of the dividends received reduction available to corporations, dividends, if any, received by the Portfolio from U.S. domestic corporations in respect of the stock of such corporations held by the Portfolio, for U.S. Federal income tax purposes, for at least a minimum holding period, generally 46 days, and allocated to an investor that is a RIC should be eligible to be distributed and designated by such an investor and treated by its corporate shareholders as qualifying dividends, subject to the limitations and requirements applicable to such shareholders under the Code. The Portfolio's dividend income from U.S. corporations, if any, probably will generally qualify for this deduction.

         There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

         The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

         The Portfolio intends to operate so as not to be considered to be engaged in a trade or business in the U.S. under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. In accordance with such provisions, the Portfolio intends to maintain its principal office outside the U.S. and to conduct at least a substantial portion of certain of its activities outside the U.S. If the Portfolio is not engaged in a trade or business in the U.S., then a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Code (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

         If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

         The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

         A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and has obtained an opinion of Price Waterhouse LLC generally to the effect that, based on and subject to certain assumptions and representations, an Investor that is not otherwise subject to Massachusetts taxation will not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. The Portfolio has also applied for a letter ruling from the Massachusetts Department of Revenue (the "Department") to confirm this conclusion. If the Department takes a contrary position, the Portfolio may consider possible alternative approaches for avoiding Massachusetts corporate tax liability for Investors. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the Code will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.          UNDERWRITERS.

         Not applicable.

ITEM 22.          CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.          FINANCIAL STATEMENTS.

         Investors will receive the Portfolio's annual reports audited by the Portfolio's independent accountants and unaudited semi-annual reports.

                                      STANDISH, AYER & WOOD MASTER PORTFOLIO



                                                      PART C

ITEM 24.          FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS

                  Not applicable.

         (b)      EXHIBITS

         1(a).    Declaration of Trust of the Registrant.*

         1(b). Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.**

         1(c).    Establishment   and   Designation   of  Series  for   Standish
                  Diversified Income Portfolio.+

         2.       By-Laws of the Registrant.*

         5(a). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Fixed Income Portfolio, and Standish, Ayer & Wood, Inc. ("Standish").*

         5(b). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Equity Portfolio, and Standish.*

         5(c).    Form of Investment  Advisory Agreement between the Registrant,
                  with   respect  to  Standish   Small   Capitalization   Equity
                  Portfolio, and Standish.*

         5(d). Form of Investment Advisory Agreement between the Registrant, with respect to Global Fixed Income Portfolio, and Standish International Management Company, L.P. ("SIMCO").*

         5(e). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.**

         5(f). Investment Advisory Agreement between the Registrant with respect to Standish Diversified Income Portfolio and SIMCO.+

         8(a). Master Custody Agreement between the Registrant and Investors Bank & Trust Company.*

         8(b). Amendment dated October 5, 1996 to Master Custody Agreement with respect to Standish Small Capitalization Portfolio II.**

         8(c).    Form of  Amendment  dated  June  2,  1997  to  Master  Custody
                  Agreement   with  respect  to  Standish   Diversified   Income
                  Portfolio.+

         9(a). Administration Agreement between the Registrant and IBT Trust Company (Cayman) Ltd.*

         9(b).    Amendment   dated  October  5,  1996  to  the   Administration
                  Agreement with respect to Standish Small Capitalization Equity Portfolio II.**

         9(c).    Form of  Amendment  dated  June 2, 1997 to the  Administration
                  Agreement   with  respect  to  Standish   Diversified   Income
                  Portfolio.+

         19(a).   Power of Attorney (Richard S. Wood).***

         19(b). Power of Attorney (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt, Edward H. Ladd, Caleb Loring III, Richard S. Wood and D. Barr Clayson).***

         19(c).   Power of Attorney (Anne P. Herrmann).***

         19(d).   Power of Attorney (James E. Hollis III).***

------------------------
+        Filed herewith
* Filed as an exhibit to Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.
** Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on October 10, 1996 and incorporated by reference herein.
*** Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 1997 and incorporated by reference herein.

ITEM 25.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL
                  WITH REGISTRANT.

         Not applicable.

ITEM 26.          NUMBER OF HOLDERS OF SECURITIES.

                      TITLE OF CLASS                   NUMBER OF RECORD HOLDERS
              Series of Beneficial Interests              (as of May 1, 1997)
Standish Fixed Income Portfolio                                    2
Standish Equity Portfolio                                          2
Standish Small Capitalization Equity                               2
Portfolio
Standish Small Capitalization Equity                               2
Portfolio II
Standish Global Fixed Income Portfolio                             2
Standish Diversified Income Portfolio                              0

ITEM 27.          INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

         Under the Registrant's Declaration of Trust, any past or present Trustee or officer of the Registrant is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or is otherwise involved by reason of his being or having been a Trustee or officer of the Registrant. The Declaration of Trust of the Registrant does not authorize indemnification where it is determined, in the manner specified in the Declaration, that such Trustee or officer has not acted in good faith in the reasonable belief that his actions were in the best interest of the Registrant. Moreover, the Declaration does not authorize indemnification where such Trustee or officer is liable to the Registrant or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such Trustee, officer or controlling person against the Registrant in connection with the securities being registered, and the Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT
                  ADVISER.

Standish, Ayer & Wood, Inc. and Standish International Management Company, L.P.:

         The business and other connections of the officers and Directors of Standish, the investment adviser to all series of the Registrant, other than Standish Global Fixed Income Portfolio and Standish Diversified Income Portfolio are listed on the Form ADV of Standish as currently on file with the Commission (File No. 801-584). The business and other connections of the officers and partners and Standish Diversified Income Portfolio of SIMCO, the investment adviser to Standish Global Fixed Income Portfolio are listed on the Form ADV of SIMCO as currently on file with the Commission (File No. 801-639338). The following sections of each such Form ADV are incorporated herein by reference:

                  (a)      Items 1 and 2 of Part 2;

                  (b)      Section IV, Business Background, of each Schedule D.

ITEM 29.          PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30.          LOCATION OF ACCOUNTS AND RECORDS.

         The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 inclusive thereunder at its registered office, located in care of IBT Trust Company (Cayman) Ltd., The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain records, including records relating to the Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main offices of the Registrant's custodian.

ITEM 31.          MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.          UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in Tucker's Town, Bermuda on the 2nd day of June, 1997.

                              STANDISH, AYER & WOOD MASTER
                              PORTFOLIO



                              By:  /s/ Richard S. Wood
                                       Name:  Richard S. Wood
                                       Title:   President

                                  EXHIBIT INDEX



 EXHIBIT NO.                       DESCRIPTION


1(c). Establishment and Designation of Series for Standish Diversified Income Portfolio.

5(f). Investment Advisory Agreement between the Registrant with respect to Standish Diversified Income Portfolio and Standish.

8(c). Form of Amendment dated June 2, 1997 to Master Custody Agreement with respect to Standish Diversified Income Portfolio.

9(c).  Form of Amendment dated June 2, 1997 to the Administration
       Agreement with respect to Standish Diversified Income Portfolio.